HARRIS & HARRIS GROUP ANNOUNCES
A PROPOSED STRATEGIC RESTRUCTURING

NEW YORK, NY— December 20, 2016 — Harris & Harris Group, Inc. (NASDAQ: TINY) issued the following letter to shareholders today that may also be found on its website at http://ir.hhvc.com/letters.cfm.

FOURTH QUARTER UPDATE 2016

Fellow Shareholders:
The purpose of this letter is to share with you a proposed plan for a strategic restructuring that we believe has the opportunity to unlock value for our shareholders. Specifically, we are recommending the separation of Harris & Harris Group, currently a business development company (“BDC”), into two distinct entities. The first entity will be a registered closed-end fund named 180 Degree Capital Corp (“180”) that will focus on (1) optimizing the value in our existing portfolio; and (2) pursuing a new investment strategy focused on constructive activism in substantially undervalued small, publicly traded companies. The second entity, HALE.life Corp (“HALE”), will be an operating company focused exclusively on building a high-growth, precision health and medicine business.
On November 14, 2016, we published our Third Quarter Letter to Shareholders. In this letter, we noted that it is time for Harris & Harris Group to change. We stated that, “we continue to have companies in our portfolio that we believe are performing well…. We believe these companies have the potential to generate investment returns that are meaningful, and potentially larger than our historical returns.” That said, we can no longer accept that our stock price reflects the inability by the market to price the potential of our portfolio of venture capital investments. We also believe the market reflects a pessimistic view of our business model.
For the past several quarters, Management and the Board of Directors, with significant input from outside accounting firms and legal counsel, have been working on a long-term plan that provides the following benefits to shareholders:
A reduction of the expenses borne by our shareholders while maintaining the value in our existing portfolio; and
Repositioning the company to maximize future value for shareholders.
We developed a proposal to split into two entities following careful assessment of a number of potential strategic alternatives during the prior two years. These alternative paths did not provide what we believe would be adequate value for our shareholders. In fact, we believe most compromised the potential future growth in value should holdings from our current portfolio appreciate significantly.

180 Degree Capital Corp
We propose to manage the assets that are not core to the business strategy of HALE under the name 180 Degree Capital Corp (“180”). Our proposal will include steps to enable 180 to be operated as an internally managed, non-diversified registered closed-end fund rather than electing to be regulated as a BDC under the 1940 Act, because of the lower expense and regulatory burden we believe will be imposed on 180 in a closed-end fund structure. Specifically, we believe that the BDC-related direct costs are far higher than the cost of managing the same assets in a registered closed-end fund structure. We chose the name 180 Degree Capital Corp because the name embodies our go-forward investment strategy.

180 will be led by Kevin Rendino, a current member of our Board of Directors, as CEO, and by Daniel Wolfe, our current President, CFO and CCO, who will serve in those same roles for 180. Initially, 180 will be focused on shepherding the existing portfolio of investments to maximize returns, with what we believe will be less regulatory burden and expense to shareholders than in a BDC structure. 180’s future business will be focused on making decisions that are designed to generate income and grow net asset value per share for shareholders over shorter, more predictable timeframes. Toward this goal, 180 will focus on investing in and providing value-add assistance through constructive activism to what 180's management team believes are substantially undervalued small, publicly traded companies that have potential for aggressive growth. Our goal is that the result of our constructive activism leads to a reversal in direction for the share prices of these investee companies; i.e. a 180-degree turn.

Kevin Rendino, a financial service leader with three decades of Wall Street experience, joined Harris & Harris Group’s Board of Directors in 2016. We believe his significant expertise in capital markets, value investing and global equity markets will enable 180 to identify and thoroughly evaluate potential investment opportunities. For over twenty years, Mr. Rendino worked on one fund, Basic Value Fund, with a consistent focus over that time frame. He was ultimately the lead portfolio manager for the Basic Value Fund, and oversaw 11 funds representing approximately $13 billion in total assets. Mr. Rendino was also a member of Blackrock’s Leadership Committee. Since 2012, Mr. Rendino has served as Chairman and CEO of RGJ Capital, where he leads a value investing approach.

We believe 180 combines new perspectives with the historical knowledge and experience of managing the current portfolio. We believe these complementary sets of experiences and skills in investment management and in working with management teams to build businesses can be a foundation for future growth. We believe 180 will be able to generate income and grow net asset value per share for shareholders over shorter, more predictable timeframes than those we have experienced over the past several years.

While there are multiple fund managers that invest in smaller publicly traded companies, we believe that these managers are often not able or interested to engage with such companies on an active basis. We believe 180’s expertise and focus on constructive activism could be an attractive complement to other investors in the space. Our new simplified structure and focus could lead to partnerships or other opportunities. We believe that the universe of potential partners on this strategy is substantially larger than those focused on privately held investments. We believe we will be in a strong position to seek these strategic partnership opportunities with the current and future assets of 180.

HALE.life Corp

Concurrent with the steps to enable 180 to be operated as an internally managed, non-diversified registered closed-end fund, we will also take steps to manage the assets that comprise HALE as an operating company. This will substantially lower our cost of business. This operating company will deliver products that change how physicians provide and patients receive healthcare. HALE will retain certain of our precision health and medicine investments, most of which represent control positions. Doug Jamison, our current Chairman and CEO, will lead HALE.life as CEO.

After building companies over many years primarily as minority shareholders, we believe it is time to return to our roots building transformative companies that we control in an operating company structure.

We believe patients now expect more communication, better outcomes and care that are specific to their needs. Patients and physicians are increasingly demanding access to the latest and best actionable health information based on the individual characteristics of the patient. Examples include genetic sequencing, metabolic profiles and composition of the gut microbiome, which are often referred to as precision medicine information.  Currently, it is expensive and difficult for physicians and patients to access, understand and provide the desired, tailored information for individual lifestyles or illnesses. Technologies, both diagnostic and mobile, are ready to solve these problems, but they have yet to be assembled into a complete solution.

HALE will be seeking to transform the $250 billion primary care clinical market. Many traditional businesses such as the hotel industry, retail sales, and automobile sales have undergone tremendous change driven by consumers' increasing power resulting from expanded access to information. We believe healthcare is about to undergo this similar change.

HALE addresses these issues by seeking to change how physicians provide and patients receive healthcare. HALE accomplishes this by linking next-generation, precision medicine products to the growing popularity of functional and integrative medicine practices. HALE will provide physicians in these practices with what we believe is actionable information derived from analyzing advanced, precision medicine technologies. Physicians and patients will receive user-friendly reports providing personalized, empirically based care options. Physicians and patients can then use their time together to collaborate on care. Patients serviced by this business model include those interested in performance sports, wellness, longevity and the care of chronic diseases.

Functional and integrative medicine clinics have been growing rapidly over the last decade as patients have turned to these alternative practices for more personalized treatment for chronic diseases and for prolonging health. There are currently over 10,000 physicians who are practicing in functional and integrative medicine clinics or under similar new business models in the United States and by some measures these practices are growing over 30 percent per year. Precision medicine technologies such as genetic sequencing, metabolomics, microbiomics, new imaging technologies and data analytics have also been developing over this same decade. We believe the uniqueness of our approach is that we link the growing interest by patients in these new personalized, functional and integrative medicine practices with the management systems and advanced information tools these clinics require to perform empirical and predictive medicine. We believe this new model provides a total care solution to physicians and patients.
HALE aims to increase value for its shareholders by focusing on ongoing operations, rather than acting as an investment company. Revenue growth and net income growth over time will be its metrics of success.  Through its controlled companies, we believe HALE has assembled the component companies necessary to execute its proposed business plan.
Summary and Next Steps
We believe separating the entities accomplishes four primary tasks that we believe are beneficial to shareholders:

1)	we believe it presents the best opportunity to increase shareholder value;

2)	it optimizes expense, structure and management focus;

3)	it permits the ability to focus each business on strategies for future value creation without conflicts or distractions; and

4)	it permits the clear messaging of shorter- and longer-term strategies for shareholders.
As separate entities, we believe that HALE and 180 will be ultimately valued based on execution of their focused strategies, with what we believe will be a higher potential to unlock value in the market. Each company will develop separately and communicate its respective business’ story, financial performance and investment rationale.
We currently aim to implement this restructuring during the second quarter of 2017. In connection with the restructuring, we will ask shareholders for approval, as required by applicable laws and regulations, to take certain steps necessary to position both entities for potential future success. The restructuring will be discussed in detail in proxy materials that we currently expect to file in early 2017.
In our November 14, 2016, Letter to Shareholders, we stated that “in early January 2017, we will be organizing a shareholder call to discuss the proposed changes we will seek to implement as part of the long-term plan being developed by management and our Board of Directors.” This call is currently scheduled for Tuesday, January 10, 2017, at 2:00 p.m. Eastern Time. The dial-in information for the call is noted below:

U.S. Domestic Dial-In Number: (641) 715-0632
International Dial-In Numbers: please see http://www.hhvc.com/wp-content/uploads/2016/12/International-Dial-In-Numbers.pdf
Passcode: 415049
This Letter will serve as the background for that discussion. Over the coming months, we will provide more details on the proposed restructuring, its expected timing, and how 180 and HALE will work to build shareholder value. We are excited about the potential opportunities for our shareholders and look forward to speaking with you on Tuesday, January 10, 2017.

Sincerely,
Douglas W. Jamison                    Richard P. Shanley
Chairman & Chief Executive Officer            Lead Independent Director

Important Information for Investors and Stockholders

This communication is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. In connection with the transactions referred to in this communication, Harris & Harris Group, Inc. (the "Company") expects to file a registration statement on Form N-14 with the Securities and Exchange Commission ("SEC") containing a preliminary proxy statement that also constitutes a preliminary prospectus. After the registration statement is declared effective, the Company will mail a definitive proxy statement/prospectus to its stockholders.  This communication is not a substitute for the proxy statement/prospectus or the registration statement to which it pertains or for any other document that the Company may file with the SEC and send to its stockholders in connection with the proposed transactions. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of the proxy statement/prospectus (when available) and other documents filed with the SEC by the Company through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s website at www.hhvc.com or by contacting the Company by mail at 1450 Broadway, 24th Floor, New York, NY 10018 or by phone at (212) 582-0900.

The Company, 180 and HALE and their respective directors and executive officers may be considered participants in the solicitation of proxies with respect to the proposed transactions under the rules of the SEC. Information about the directors and executive officers of the Company is contained in its proxy statement for its 2016 annual meeting of stockholders, which was filed with the SEC on April 20, 2016, and in its Annual Report on Form 10-K for the fiscal year ended December 31, 2015. Information about the respective directors and executive officers of each of 180 and HALE will be contained in the proxy statement for a special meeting of the Company's stockholders. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in any proxy statement, prospectus and other relevant materials to be filed with the SEC when they become available.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this communication regarding the proposed restructuring of the Company, including the formation of 180 and HALE, including statements regarding the expected timetable for completing the referenced transactions, benefits of the transaction, statements regarding 180 or HALE, their respective investment plans, policies and expected results and any other statements regarding the Company's, 180's or HALE's expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are “forward-looking” statements within the meaning of the federal securities laws. These statements are often, but not always, made through the use of words or phrases such as “believe,” “expect,” “anticipate,” “should,” “planned,” “will,” “may,” “intend,” “estimated,” “aim,” “target,” “opportunity,” “tentative,” “positioning,” “designed,” “create,” “seek,” “would,” “could”, “potential,” “continue,” “ongoing,” “upside,” “increases,” and “potential,” and similar expressions. All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements are the following: the timing to consummate the proposed transactions; the risk that a condition to closing the proposed transactions may not be satisfied; the failure to receive, on a timely basis or otherwise, the required approvals by the Company's stockholders, governmental or regulatory agencies and third parties; each of 180's and HALE's respective ability to achieve the synergies, recurring income and value creation contemplated by the proposed transactions; uncertainty as to the prospects, distributions and performance of each of 180 and HALE as separate entities; the ability of each company to retain its senior executives and maintain relationships with business partners following consummation of the restructuring; the impact of legislative, regulatory and competitive changes; and the diversion of management time on transaction-related issues. There can be no assurance that the restructuring and the transactions contemplated thereby will in fact be consummated. Additional information concerning these and other factors can be found in the Company’s registration statement and proxy statement/prospectus (when filed) as well as in the Company's other filings with the SEC. The Company assumes no obligation to, and expressly disclaim any duty to, update any forward-looking statements contained in this document or to conform prior statements to actual results or revised expectations except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.